SECURITIES AND EXCHANGE COMMISSION

                      WASHINGTON, DC  20549

               ----------------------------------

                            FORM 8-K


                         CURRENT REPORT


                 Pursuant to Section 13 or 15(d)
                             of the
                 Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):   July 9, 1996
                                                  ---------------


                      THE PARKWAY COMPANY
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     (Exact name of Registrant as specified in its charter)



Texas                       0-12505                   74-2123597
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(State or other     (Commission File Number)        (IRS Employer
jurisdiction of                                    Identification
incorporation)                                         Number)


300 One Jackson Place, 188 E. Capitol St., Jackson, MS  39201
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(Address of principal executive offices)               (Zip Code)


Registrant's telephone number, including area code (601) 948-4091
                                                   --------------

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 (Former name or former address, if changed since last report)


                            FORM 8-K

                       THE PARKWAY COMPANY


Item 2.   Acquisition or Disposition of Assets.

                     On  July 9, 1996, Parkway Virginia, Inc.,  a
          wholly-owned subsidiary of The Parkway Company ("Parkway") purchased three office buildings in northern Virginia from MBL Life Assurance Corporation, an unrelated party. The 8381 and 8391 Courthouse Road Buildings are each three-story buildings connected by a common courtyard located in Tysons Corner, Virginia. The two buildings contain an aggregate of 94,929 square feet of leaseable space and have a 333 space parking area. The Courthouse Road Buildings were 97% leased at the date of purchase. The Cherokee Business Center is a three-story office building located in Springfield, Virginia containing 53,710 square feet of leaseable space and a 221 space parking area. Cherokee Business Center was 94% leased at the date of purchase. The total purchase price for the three buildings was $11,050,000 and was funded from existing cash reserves.

Item 7.   Financial Statements and Exhibits.

               (a)  Financial Statements

                     It is impractical to provide the audited financial statements of 8381 and 8391 Courthouse Road and Cherokee Business Center required by Item 7(a) of Form 8-K, but such financial statements will be filed as soon as practical but not later than 60 days after the filing of this Form 8-K.

               (b)  Pro Forma Consolidated Financial Statements.

                      The   pro   forma  consolidated   financial
          statements  will  be filed with the  audited  financial
          statements  of  8381  and  8391  Courthouse  Road   and
          Cherokee Business Center.


               (c)  Exhibits.

                                (10)   Agreement  for  Sale   and
               Purchase By and Between MBL Life Assurance Corporation, a New Jersey Corporation and The Parkway Company, a Texas Corporation dated June 7, 1996. Parkway agrees to furnish supplementally to the Securities and Exchange Commission on request a copy of any omitted schedule or exhibit to this agreement.
                            FORM 8-K

                       THE PARKWAY COMPANY


                           SIGNATURES


          Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE:       July 23, 1996

                                        THE PARKWAY COMPANY



                                   BY:  /s/Sarah P. Clark
                                        Sarah    P.     Clark
                                        Vice President,
                                        Chief Financial Officer
                                        and Secretary


                          June 7, 1996




                 AGREEMENT OF SALE AND PURCHASE

                         by and between

                 MBL LIFE ASSURANCE CORPORATION,
                    A NEW JERSEY CORPORATION

                               and

                      THE PARKWAY COMPANY,
                       A TEXAS CORPORATION





               CENTENNIAL WOODFORD MEWS BUILDING,
                   8381-91 OLD COURTHOUSE ROAD

                         City of Vienna,
                   County of Fairfax, Virginia
                            (RE# 559)

                               AND

                       CHEROKEE BUILDING,
                      5510 CHEROKEE AVENUE

                       City of Alexandria,
                   County of Fairfax, Virginia
                            (RE# 583)


                              INDEX


Article 1      SALE AND PURCHASE

Article 2       CONSIDERATION FOR CONVEYANCE
    2.1        Purchase Price
    2.2        Allocation of purchase Price

Article 3       EARNEST MONEY
     3.1        Initial Deposit
     3.2        Additional Deposit
Article 4      SURVEY AND TITLE POLICY
     4.1.       Permitted Exceptions
     4.2        Survey
     4.3        Title Policy

Article 5       ADDITIONAL ITEMS TO BE FURNISHED TO PURCHASER BY
                SELLER
     5.1        Submission Items
     5.2        Additional Submission Items
     5.3        Confidentiality
     5.4        Information

Article 6       INSPECTION AND AUDIT
     6.1       Inspection Period
     6.2       Condition of Subject Properties

Article 7       DAMAGE OR DESTRUCTION PRIOR TO THE CLOSING
     7.1        Damage or Destruction
     7.2        Purchaser's Option in Excess of Amount
     7.3        Purchaser's Option Less Than Amount
     7.4        Estimated Cost of Repair, Replacement and
                Restoration
     7.5        Condemnation

Article 8       CONDITION OF PROPERTY
     8.1        Condition of Property
     8.2        Purchaser's Additional Waivers
     8.3        Management of Property
     8.4        Modification of Renewals of Leases
     8.5        Purchaser's Representations and Warranties
     8.6        Seller's Representations and Warranties

Article 9       CLOSING
     9.1        Date of Closing
     9.2        Delivery of Items at Closing by Seller
     9.3        Delivery of Items at Closing by Purchaser
     9.4        Prorations
     9.5        Errors and Omissions
     9.6        Purchaser's Costs
     9.7        Seller's Costs
Article 10     REAL ESTATE COMMISSION
     10.1      Commissions
     10.2      Broker Indemnifications

Article 11     REMEDIES OF DEFAULT
     11.1      Termination of Contract by Purchaser
     11.2      Purchaser's Default
     11.3      Seller's Default

Article 12     MISCELLANEOUS
     12.1      Not ices
     12.2      Effective Date
     12.3      Assignment
     12.4      Laws
     2.5       Modification
     12.6      Authority
     12.7      Times and Dates
     12.8      Descriptive Headings
     12.9      Entire Contract
     12.10     Construction
     12.11     Non-Recordable
     12.12     Third Party Beneficiary
     12.13     Legal Relationship
     12.14     Contemplation of Closing
     12.15     Return of Documents
     12.16     Effect of Holidays
     12.17     Completion of Documents

Exhibits
     A-1 Legal Description of Centennial Woodford Mews Building
     A-2       Legal Description of Cherokee Building
     B-1       Survey of Centennial Woodford Mews property
     B-2       Survey of Cherokee property
     C -       Special Warranty Deed
     D -       Quitclaim Bill of Sale and General Assignment
     E -       Assignment and Assumption Agreement
     F -       Notice to Tenants
     G -       Certification of Non-Foreign Status by Corporation
     H -       Seller's Affidavit of Title
     I-1       - Phase I Environmental Audit of Centennial Woodford
     I-2       - Phase I Environmental Audit of Cherokee
     J-1       - Centennial Woodford Mews Building Title Commitment
     J-2       - Cherokee Title Commitment
     K -       Service Contracts
     L -       Personal Property
     M -       Security Deposits
     N -       Rent Roll

                 AGREEMENT OF SALE AND PURCHASE


     THIS  AGREEMENT OF SALE AND PURCHASE ("Contract") is entered into  by and between MBL LIFE ASSURANCE CORPORATION, a New Jersey
corporation   ("Seller")  and  THE  PARKWAY  COMPANY,   a   Texas
corporation ("Purchaser").

                            ARTICLE 1

                        Sale and Purchase

     Subject to the terms and provisions hereof, Seller agrees to sell to Purchaser, and Purchaser agrees to purchase from Seller:

           (a) all right, title and interest of Seller in and to the real property described on EXHIBITS "A-1 and A-2" attached hereto and made a part hereof, together with all right, title and interest of Seller in and to any and all strips or gores, roads, easements, streets and ways bounding such real property, and rights of ingress and egress thereto (collectively, the "Real Property");

           (b) all right, title and interest of Seller in and to all improvements situated upon the Real Property, including, but not by way of limitation, those certain buildings, structures, fixtures and other improvements of every kind and nature presently situated on, in, under or hereafter erected, installed or used in, or about the Real Property and commonly known as the (i) Centennial Woodford Mews Building, 8381-91 Old Courthouse Road, Vienna, Virginia; and
     (ii) Cherokee Building, 5510 Cherokee Avenue, Alexandria, Virginia (collectively, the "Improvements");

           (c) all right, title and interest of Seller in and to all personal property of every kind and nature now or hereafter installed, located, situated or used in, on or about, or in connection with the operation, use and enjoyment of the Real Property or the Improvements (collectively, the "Personal Property");

           (d) all right, title and interest of Seller in all material intangible personal property used in the operation and/or management of the Real Property and Improvements and in the repair, operation and maintenance of the Personal Property and includes, without limitation (i) all assignable guaranties and warranties (including those pertaining to construction of the Improvements, if any); (ii) all assignable licenses and other permits relating to the Subject Properties or the operation thereof; (iii) all assignable contracts, agreements and contract rights; (iv) all utility connections related to the Subject Properties;
     (v) all rights to use the name "Centennial Woodford Mews Building" and "Cherokee Building" on a non-exclusive basis; and (vi) all leases, tenancies and rental agreements or arrangements with tenants, and security, damage and other deposits and payments which have been collected by Seller and are in Seller or Seller's property manager's possession with respect to the Leases and not retained by Seller in accordance with the terms of the Leases (collectively the "Intangible Property").

     The  Real  Property,  Improvements,  Personal  Property  and
Intangible Property are hereinafter collectively referred to as the "Subject Properties


                            ARTICLE 2


                  CONSIDERATION FOR CONVEYANCE

     2.1 PURCHASE PRICE The purchase price for the Subject Properties is and shall be the sum of Eleven Million Fifty Thousand and No/100 Dollars ($11,050,000.00) (the "Purchase Price"), which shall be due and payable in cash by wire transfer of immediately available federal funds at the closing of title and delivery of the deed ("Closing").

     2.2 ALLOCATION OF PURCHASE PRICE The Purchase Price has been allocated as follows in accordance with Section 1060 of the Internal Revenue Code.

          Centennial Woodford Mews Building      $7,559,000.00
          Cherokee Building                      $3,491,000.00
                 TOTAL                          $11,050,000.00

     The Seller and Purchaser stipulate and agree that they shall adhere to such allocation for federal, state and income tax reporting purposes. The terms of this Section 2.2 shall survive
Closing of this Contract.


                            ARTICLE 3


                          EARNEST MONEY

     3.1 INITIAL DEPOSIT Upon Purchaser's execution of this Contract, Purchaser shall deliver to the Seller four (4) fully executed counterparts of this Contract, and shall simultaneously deliver to the Title Company (as defined in Section 4.3) by wire transfer of immediately available federal funds, or cashier's check or bank check drawn by a bank satisfactory to Seller the amount of One Hundred Thousand and No/l00 Dollars ($100,000.00) (the "Earnest Money"). Purchaser shall also provide the Title
Company  with its federal tax identification number.   The  Title
Company shall, promptly upon receipt of the Earnest Money and Purchaser's federal tax identification number, place the Earnest Money in an interest bearing account in a federally insured institution approved by Seller. The interest thus derived shall become part of the Earnest Money and shall be paid to the party entitled to the Earnest Money in accordance with the terms hereof. If the sale contemplated by this Contract is consummated in accordance with the terms hereof, the Earnest Money including the interest gained thereon shall be applied to the Purchase Price to be paid to Seller at the Closing. Except as otherwise provided herein, the Earnest Money shall be nonrefundable to Purchaser upon the Effective Date of this Contract (as defined in Section 12.2).

This Contract shall be of no force and effect until such time  as
(i) Purchaser has complied with each of the terms of this Section 3.1; (ii) Seller has executed this Contract; and (iii) Seller has sent to Purchaser one (1) fully executed counterpart of this Contract in accordance with Section 12.2 of this Contract; provided, however, Seller shall not execute this Contract until Purchaser has deposited the Earnest Money with the Title Company.

In the event the Title Company cannot comply with the obligations pursuant to this Article, Purchaser and Seller shall mutually select another title company. Within five (5) days after the Effective Date, the Title Company will deliver an insured closing letter to Seller in a form acceptable to Seller. The Title
Company must sign this Contract as evidence that the Title Company agrees to be bound by the obligations contained herein.

     3.2 ADDITIONAL DEPOSIT On or before the expiration date of the Inspection Period (as defined in Section 6.1), Purchaser shall deliver to the Title Company an additional Two Hundred Thousand and No/100 Dollars ($200,000.00) (sometimes hereinafter referred to as the "Additional Earnest Money") which shall be deposited into such account and become part of the Earnest Money. The failure of Purchaser to deliver the Additional Earnest Money, in the amount and within the time period required hereby, shall entitle Seller, at its sole and unfettered election, to terminate this Contract, in which event the Earnest Money deposited by Purchaser shall be paid to the Seller and no party hereto shall have any further rights or liabilities hereunder, except for Purchaser's liability pursuant to Section 6.1 hereof. However, if Seller has not received Purchaser's Notice of Termination (as defined in Section 6.2) prior to the expiration of the Inspection Period, Seller may elect not to terminate this Contract and to demand immediate receipt by the Title Company of the Additional Earnest Money. The failure of Purchaser to pay to the Title Company the Additional Earnest Money will be a default hereunder for which Seller may elect any of its rights under
Section 11.2 hereof, including, without limitation, the right to pursue Seller's claim against Purchaser for the full amount of the Additional Earnest Money and all costs and expenses of collection, including, without limitation, reasonable attorneys' fees, and interest on such amounts due hereunder at the rate of twelve percent (12%) per annum from the date of the expiration of the Inspection Period until such amounts shall have been paid in full.

     IT IS EXPRESSLY UNDERSTOOD AND AGREED THAT UNLESS EXPRESSLY
PROVIDED HEREIN TO THE CONTRARY, UPON THE EFFECTIVE DATE OF THIS
CONTRACT, THE EARNEST MONEY SHALL THEREAFTER BE NONREFUNDABLE TO
PURCHASER.


                            ARTICLE 4


                     SURVEY AND TITLE POLICY

     4.1 PERMITTED EXCEPTIONS The Subject Properties are sold and are to be conveyed subject to the following:

     (a) Zoning and building laws1 restrictions, regulations and ordinances of the municipality in which the Real Property is located, if any.

     (b) Covenants, conditions, easements and restrictions of record.

     (c)   State   of  facts  an  accurate  survey  or   personal
     inspection would show.

     (d) All notes or notices of violations of law or municipal ordinances, orders or requirements noted in or issued by the Departments of Housing and Buildings, Fire, Labor, Health, or other Federal, State or Municipal Departments having jurisdiction, against or affecting the Subject Properties at the date of the Closing.

     (e) Any matters as set forth in Sections 4.2 and/or 4.3 hereof not objected to by Purchaser prior to the expiration of the Inspection Period, and any matters objected to by Purchaser prior to the expiration of the Inspection Period which the Title Company (as such term is defined in Section
     4.3 hereof) is willing to affirmatively insure.

     Provided, however, that Purchaser shall only be obligated to
accept   the   Subject  Properties  subject  to  the   "Permitted
Exceptions" as such term is defined in Section 4.3.

     4.2 SURVEY By Purchaser's execution of this Contract, Purchaser acknowledges receipt of (i) a survey affecting the Centennial Woodford Mews Building property as determined and prepared by Paciulli, Simmons and Associates, Ltd. dated May 16, 1996 attached hereto as Exhibit "B-i" and made a part hereof, and
(ii) a survey affecting the Cherokee Building property as determined and prepared by Paciulli, Simmons and Associates, Ltd. dated May 16, 1996 attached hereto as Exhibit" B-2" and made a part hereof (collectively referred to as the "Survey"). Purchaser may cause the Survey to be updated/revised and/or recertified at Purchaser's sole cost and expense. Any matter identified on the updated/revised/ recertified Survey must be objected to by the Purchaser prior to the expiration of the Inspection Period in accordance with the provisions of Section 4.3 hereof or it shall be deemed a permitted exception. If this Contract is terminated, Purchaser will return the Survey and any copies thereof to Seller.

     4.3 TITLE POLICY Purchaser hereby acknowledges the receipt and acceptance of (i) that certain title commitment number 9676-50002 dated effective December 27, 1995 on the Centennial Woodford Mews property attached hereto as Exhibit "J-1" and made a part hereof (the "Centennial Woodford Mews Title Commitment") together with copies of all documents constituting exceptions to Seller's title as reflected in the Centennial Woodford Mews; and,
(ii) that certain title commitment number 9676-50003 dated effective December 27, 1995 on Cherokee property attached hereto as Exhibit "J-2" and made a part hereof (the "Cherokee Title Commitment") together with copies of all documents constituting exceptions to Seller's title as reflected in the Cherokee Title Commitment (said Centennial Woodford Mews Title Commitment and the Cherokee Title Commitment sometimes hereinafter referred to as the "Title Commitment") for the issuance of one (1) Owner's Policy of Title Insurance covering both properties from Chicago Title Insurance Company, 7921 Jones Branch Drive, 6th Floor, McLean1 Virginia 22102 (the "Title Company") attn: Susan B. Poff, phone (703) 902-9700, facsimile (703) 903-9395. Within five  (5) days after the Effective Date, Seller at Seller's  sole cost and expense, will furnish to Purchaser an update of said Title Commitment together with copies of any additional exceptions to Seller's title as reflected in the updated Title Commitment. Purchaser shall have until on or before the expiration of the Inspection Period to review the Survey, Title Commitment and the documents referred to therein and referenced in Section 4.1(a) through (e) hereinabove and to deliver to
Seller  in  writing  such objections as  Purchaser  may  have  to anything contained or set forth in the Title Commitment or Survey. Any item to which Purchaser does not object prior to the expiration of the Inspection Period shall be deemed to be a permitted exception ("Permitted Exceptions"). As to items to which Purchaser makes objections, Seller may elect, in its sole discretion, to cure such objections, such cure to include, but not to be limited to, the Title Company providing affirmative insurance over such objection(s) in a form acceptable to Purchaser. In the event Seller elects not to cure such matters prior to the Closing, Seller will notify Purchaser of such election and Purchaser shall have the right, within five (5) days after Seller's notice, to either (i) terminate the Contract, in which event it shall receive a full refund of the Earnest Money, and no party hereto shall have any further rights hereunder except for Purchaser's liability pursuant to Article 6 hereof, or
(ii) waive such title and survey matters, without any reduction in the Purchase Price, and proceed to the Closing, whereupon such waived title and survey matters shall also be deemed "Permitted Exceptions".

     In the event Seller elects to cure such objections and Seller is unable to cure same by the Closing, then Seller may extend the Closing for a period of time thereafter in order to cure same, but in no event shall the Closing be extended for more than sixty (60) days after the originally scheduled date (as same shall be amended pursuant to the terms of this Contract). If cure is unable to be effected within such extended sixty-day period, then this Contract shall terminate and the Earnest Money shall be paid to the Purchaser.


                            ARTICLE 5

                ADDITIONAL ITEMS TO BE FURNISHED
                     TO PURCHASER BY SELLER

     5.1   SUBMISSION  ITEMS  Within  five  (5)  days  after  the
Effective Date, Seller shall furnish to Purchaser the following:

     (a)  Copies of the most recent tax statements on the Subject
Properties.

     (b)  Copies  of  all operating statements  for  the  Subject
Properties for the last two (2) calendar years, i.e., 1994 and 1995, and for the current year 1996 through April 30, 1996.

     5.2  ADDITIONAL SUBMISSION ITEMS  With the execution of this
Contract the Purchaser hereby acknowledges the receipt of the following from Seller:

     (a)  A  phase I environmental site assessment on  Centennial
Woodford Mews Building dated September 18, 1991 prepared by  ATEC
Environmental Services attached hereto as Exhibit "I-i" and made a part hereof.

     (b)  A phase I environmental site assessment on the Cherokee
Building  dated September 3, 1991 prepared by ATEC  Environmental
Services attached hereto as Exhibit "1-2" and made a part hereof.

     (c) A list of all service contracts, warranties or other agreements affecting the operation of the Subject Properties (herein collectively the "Miscellaneous Contracts"), relating or pertaining to the Subject Properties in the possession of Seller's property manager ("Manager") attached hereto as Exhibit "K" and made a part hereof. Purchaser shall assume all of the Miscellaneous Contracts at Closing, provided such Miscellaneous Contracts permit such assumption.

      (d) A list of the Personal Property attached hereto as Exhibit "L" and made a part hereof.

     (e) A list of the tenant security deposits and letters of credit representing tenant security deposits in the possession of Seller and/or Manager attached hereto as Exhibit "M" and made a part hereof.

     (f) A Rent Roll (herein so called) attached hereto as Exhibit "N" and made a part hereof certified by Seller's property manager as true and correct to the best of their knowledge prepared as of the first day of the month of the Effective Date, which Rent Roll shall reflect, as of the date thereof, in relation to all leases or other tenancy agreements with respect to the Improvements ("Leases") together with copies of each and every Lease identified on the Rent Roll executed and in effect as of the Effective Date:

                  (i)     suite number;
                 (ii)     name of tenant;
                 (iii)    monthly rental; and
                 (iv)     the expiration date of the Lease.

      At  Closing, Seller shall provide Purchaser with an updated
Rent Roll dated not earlier than five (5) days prior to Closing.

The items described in Sections 5.1 and 5.2 are hereinafter collectively referred to as the "Submission Items". Seller and Purchaser acknowledge that the Subject Properties were acquired by Seller's predecessor through foreclosure and that Seller's obligations under this Article 5 are limited to records and information to which Seller and/or Seller's property manager ("Manager") have access.

     5.3 CONFIDENTIALITY All of the Submission Items and any other reports, documents or information given by Seller to Purchaser in connection herewith shall be returned to Seller or kept in confidence by Purchaser pursuant to the terms and conditions of that certain Confidentiality Agreement Between Broker and Recipient dated May 29, 1996 ("Confidentiality Agreement").

     5.4 INFORMATION As an essential inducement to Seller to sell the Subject Properties to Purchaser on the favorable terms and conditions set forth in this Contract, Purchaser acknowledges and agrees that: (i) all documents, materials, reports, studies and other information delivered or disclosed to Purchaser by Seller (the "Information") are being provided to Purchaser for informational purposes only and only as an accommodation to Purchaser; (ii) Seller had not made, is not making, and will not make any representation, warranty or promise of any kind, express or implied, concerning the accuracy or completeness of all or any part of the Information; and (iii) any inaccuracy, incompleteness, or deficiency in any part of the Information shall be solely the risk and responsibility of Purchaser, shall not be chargeable in any respect to Seller, and shall not form the basis of any claims by Purchaser against Seller, its employees, agents, or assigns such claims being expressly waived and relinquished by Purchaser (upon Purchaser's request, however, Seller will consider waiving any conflicts of interest in the event Purchaser desires to engage any such person or entity to prepare, author, compile or create any documents, materials, reports, studies or other information directly for Purchaser's benefit).


                            ARTICLE 6


                        INSPECTION AND AUDIT

     6.1 INSPECTION PERIOD Purchaser shall have twenty (20) days after the Effective Date (the "Inspection Period") within which to make all audits, inspections or investigations desired by Purchaser, subject to Seller's requirements as hereinafter set forth. Purchaser and Purchaser's accountants, attorneys or other representative(s) (which shall not exceed four (4) persons at any one time, including Purchaser and its representatives, each of which persons must be accompanied by an authorized employee or representative of Manager or Seller) shall have the right, during regular business hours and with reasonable notice, to:

          (a) interview the Manager regarding the management or operation of the Subject Properties and to inspect the Leases and books and records of the Subject Properties that are in the Manager's possession;

          (b) inspect the books, records and files relating to the condition or operation of the Subject Properties that are in the possession or control of Seller or its Manager;

          (c) subject to the rights of tenants occupying space in the Improvements, at its sole risk and expense, inspect the Real Property and Improvements and make such tests, surveys and inspections as Purchaser deems necessary, including, without limitation, soil tests, topographical surveys, structural and
     foundation  surveys,   concrete  tests,   roof  inspections,
     equipment    inspections    and  environmental  inspections.
     Purchaser shall exercise (and cause its agents and employees to exercise) due care and ordinary prudence in performing such surveys, inspections and tests and shall not exercise such right in a manner that materially interferes with the operation of the
     Subject Properties.   If the transactions  contemplated  hereby
     are not consummated, Purchaser, at its own cost and expense, promptly shall repair any damage to the Subject Properties resulting from such surveys, tests or inspections. Purchaser shall indemnify, defend, save and hold harmless Seller from and against any and all claims, liens (including, without limitation, mechanic's and materialman's liens), actions, suits, proceedings, costs, expenses, damages or other liabilities, including, without limitation, attorneys' fees and court costs, all as incurred, arising out of the rights granted to Purchaser pursuant to the terms of this Inspection Period. Purchaser, its contractors and representatives shall keep confidential any and all information, documents and reports obtained or prepared by them relating to the Subject Properties in accordance with the terms and conditions of the Confidentiality Agreement. At Seller's request, Purchaser shall furnish to Seller copies of all studies, tests and surveys undertaken and completed in connection with such inspections and at Seller's request therefore, certify same to
     Seller. The terms of this Section 6.1   shall survive the Closing
     or the termination of this Contract.

     6.2 CONDITION OF SUBJECT PROPERTIES In the event that Purchaser, during the Inspection Period, disapproves of the condition of the Subject Properties or the Submission Items, in its sole and absolute discretion, Purchaser may terminate this Contract by delivering, prior to the expiration of the Inspection Period, written notice to Seller specifically and unequivocally terminating this Contract ("Notice of Termination"). In such event, Seller shall be paid the Earnest Money, and no party hereto shall have any further obligations hereunder except Purchaser's liabilities under Section 6.1 hereof. In the event that Purchaser fails within the Inspection Period to give the Notice of Termination, Purchaser shall be deemed to have accepted the condition of the Subject Properties and Submission Items and Purchaser may not thereafter terminate this Contract by reason of the condition of the Subject Properties or Submission Items. If Purchaser notifies Seller within the Inspection Period that Purchaser approves the condition of the Subject Properties and Submission Items, then Purchaser shall be deemed to have waived Purchaser's right to terminate under this Section 6.2 and may not thereafter terminate this Contract by reason of the condition of the Subject Properties and Submission Items.



                            ARTICLE 7


           DAMAGE OR DESTRUCTION PRIOR TO THE Closing

     7.1 DAMAGE OR DESTRUCTION Until Closing, the risk of loss or damage to the Subject Properties by fire or other casualty is assumed by Seller, but without any obligation on the part of Seller to repair or replace any such loss or damage unless Seller elects to do so as hereinafter provided. Seller shall notify Purchaser of the occurrence of any such loss or damage to the Real Property and Improvements ("Seller's Notice") within ten
(10)  days  after  such  occurrence or by  the  day  of  Closing,
whichever  first  occurs.   If  the  estimated  cost  of  repair,
replacement or restoration of such loss or damage (as defined  in
Section 7.4 hereof) is equal to or in excess of One Million One Hundred Five Thousand and No/100 Dollars ($1,105,000.00) to the Real Property and Improvements, either party may upon notice to the other, terminate this Contract, in which event this Contract shall be terminated and of no further force or effect and no party hereto shall thereafter have any further rights against, or obligations or liabilities to, any other by reason of this Contract except for Purchaser's liability pursuant to Section 6.1 hereof and any monies paid by Purchaser as Earnest Money shall be returned to Purchaser and all insurance proceeds shall be paid to
Seller.   If Seller elects to make such repairs and restorations,
Seller's Notice shall set forth an adjourned date for Closing; provided, however, whether or not Seller elects to make such repairs and restorations, if the cost to repair, replace or restore such loss or damage is equal to or in excess of One
Million   One   Hundred   Five  Thousand   and   No/100   Dollars
($1,105,000.00), Purchaser shall have the following options: (i) to declare the Contract canceled and of no further force or effect and to receive a refund of all monies paid by Purchaser as Earnest Money, in which event no party shall thereafter have any further rights against, or obligations or liabilities to, any other by reason of this Contract except for Purchaser's liability pursuant to Section 6.1 hereof, or (ii) to complete the purchase in accordance with this Contract without reduction of the Purchase Price; provided, however, Seller shall turn over to Purchaser at the Closing the net proceeds actually collected by Seller under the provisions of any hazard insurance policies to the extent that they are attributable to loss of or damage to the Real Property and Improvements, plus the amount of Seller's deductible, if any, less any sums theretofore expended by Seller in repairing or replacing such loss or damage or in collecting such proceeds and assign Seller's rights thereto to Purchaser.

     7.2 PURCHASER'S OPTION IN EXCESS OF AMOUNT If the estimated cost of repair, replacement or restoration of such loss or damage to the Real Property and Improvements is equal to or in excess of
One   Million  One  Hundred  Five  Thousand  and  No/100  Dollars
($1,105,000.00), Purchaser may exercise the resulting option under (i) or (ii) of Section 7.1 above only by written notice given to Seller within ten (10) business days after receipt of Seller's bid from a contractor in accordance with Section 7.4
hereof.   If Purchaser does not give such notice to Seller within
the prescribed time period, Purchaser shall be deemed to have elected its option under Section 7.1 (ii).

     7.3 PURCHASER'S OPTION LESS THAN AMOUNT If the estimated cost of repair, replacement or restoration of such loss or damage to the Real Property and Improvements is less than One Million One Hundred Five Thousand and No/100 Dollars ($1,105,000.00), and Seller does not elect to make such repairs and restorations, Purchaser shall complete the purchase in accordance with Section
7.1 (ii) above.

     7.4 ESTIMATED COST OF REPAIR, REPLACEMENT AND RESTORATION The term "estimated cost of repair, replacement and restoration" or "estimated value of such portion of the Real Property and Improvements to be taken" shall mean a firm bid for the actual cost of repair and restoration obtained by Seller, within twenty
(20) days of receipt of Seller's Notice, from a reputable contractor regularly doing business in the locality where Subject Properties are located.

     7.5 CONDEMNATION If an amount equal to or in excess of One Million One Hundred Five Thousand and No/100 Dollars ($1,105,000.00) of the Subject Properties is taken prior to the Closing by any governmental or quasi-governmental body or agency in the exercise of the power of eminent domain, then either party, upon notice to the other, may terminate this Contract, in which event the Earnest Money will be paid to the Purchaser and all condemnation awards and proceeds shall be paid to Seller and no party hereto shall thereafter have any further rights against, or obligations or liabilities to, any other by reason of this Contract except for Purchaser's obligations and liabilities pursuant to Section 6.1 hereof. If this Contract is not so terminated and the Closing hereunder is completed, all condemnation awards and proceeds shall be paid to Purchaser. If the governmental authority exercising its power of eminent domain has not determined the value of that portion of the Real Property and Improvements to be taken, then the estimated value of such portion to be taken shall be determined in accordance with
Section 7.4 hereof except that such determination shall be made by an appraiser mutually selected by Purchaser and Seller.




                            ARTICLE 8


                      CONDITION OF PROPERTY

      8.1 CONDITION OF PROPERTY IT IS EXPRESSLY UNDERSTOOD AND AGREED THAT PURCHASER SHALL ACCEPT THE CONVEYANCE OF THE SUBJECT PROPERTIES IN THEIR PRESENT CONDITION, "AS-IS, WHERE-IS," SUBJECT TO ALL PATENT AND LATENT DEFECTS, IF ANY, WITH NO REPRESENTATION OR WARRANTY BY SELLER EXCEPT AS EXPRESSLY PROVIDED FOR IN THIS CONTRACT AS TO THEIR FITNESS, SUITABILITY, HABITABILITY, OR USABILITY, INCLUDING BUT NOT LIMITED TO, (I) THE QUALITY OR CONDITION OF THE IMPROVEMENTS AND THE REAL PROPERTY INCLUDING, WITHOUT LIMITATION, THE WATER, SOIL AND GEOLOGY, (II) THE MANNER OF OPERATING THE SUBJECT PROPERTIES AND THE EXPENSES RELATED THERETO, (III) THE COMPLIANCE OF THE SUBJECT PROPERTIES WITH ANY LAWS, RULES, ORDINANCES OR REGULATIONS OF ANY GOVERNMENTAL BODY, IT BEING UNDERSTOOD THAT THE SELLER'S PREDECESSOR IN TITLE ACQUIRED THE SUBJECT PROPERTIES BY VIRTUE OF A SUBSTITUTE TRUSTEE'S DEED ARISING OUT OF A FORECLOSURE SALE, AND (IV) THE NATURE AND EXTENT OF ANY SERVITUDES, RIGHTS-OF-WAY, LEASES, POSSESSION, LIENS, ENCUMBRANCES, LICENSES, RESERVATIONS, CONDITIONS OR OTHERWISE EXCEPT AS EXPRESSLY PROVIDED FOR IN THIS CONTRACT. PURCHASER ACKNOWLEDGES THAT IT IS NOT RELYING UPON ANY REPRESENTATION, WARRANTY, STATEMENT OR OTHER ASSERTION WITH RESPECT TO THE SUBJECT PROPERTIES' CONDITION MADE BY SELLER AND ACCEPTS THE SUBJECT PROPERTIES UNDER THE EXPRESS UNDERSTANDING THAT THERE ARE NO EXPRESS OR IMPLIED WARRANTIES MADE BY SELLER WITH RESPECT TO THE CONDITION OR VALUE OF THE SUBJECT PROPERTIES (EXCEPT FOR LIMITED WARRANTIES OF TITLE SET FORTH IN ANY OF THE CLOSING DOCUMENTS). PURCHASER DECLARES THAT IT IS EXPERIENCED IN THE OWNERSHIP AND OPERATION OF PROPERTIES SIMILAR TO THE SUBJECT PROPERTIES AND THEREFORE ACKNOWLEDGES THAT IT WILL RELY SOLELY ON ITS OWN INVESTIGATION AND EXAMINATION OF THE SUBJECT PROPERTIES,,WHICH IT IS QUALIFIED TO MAKE, AND NOT ON ANY INFORMATION PROVIDED OR TO BE PROVIDED BY SELLER. SELLER MAKES NO REPRESENTATION AS TO ANY ENVIRONMENTAL MATTERS RELATING TO THE SUBJECT PROPERTIES INCLUDING, WITHOUT LIMITATION, SOIL CONDITIONS, PURCHASER HAVING BEEN GIVEN THE INSPECTION PERIOD TO SATISFY ITSELF THAT THERE ARE NO HAZARDOUS MATERIALS (DEFINED IN THIS SECTION 8.1) ON OR IN THE SUBJECT PROPERTIES THAT WOULD CAUSE EITHER STATE OR FEDERAL AGENCIES TO ORDER A CLEANUP OF THE SUBJECT PROPERTIES UNDER ANY ENVIRONMENTAL LAW. AS USED HEREIN, THE TERM "ENVIRONMENTAL LAW" SHALL MEAN AND INCLUDE COMPREHENSIVE ENVIRONMENTAL RESPONSE, COMPENSATION AND LIABILITY ACT, 42 U.S.C. 9601, ET SEQ., RESOURCE CONSERVATION AND RECOVERY ACT 42 U.S.C. 6901, ET SEQ. AND ALL OTHER SIMILAR EXISTING AND FUTURE FEDERAL, STATE AND MUNICIPAL STATUTES, RULES, REGULATIONS AND ORDINANCES GOVERNING THE ENVIRONMENT OR THE GENERATION, DISPOSAL OR STORAGE OF ANY HAZARDOUS MATERIALS, ALL AS AMENDED FROM TIME TO TIME, AND ALL RULES AND REGULATIONS PROMULGATED THEREUNDER. THE TERM "HAZARDOUS MATERIALS" SHALL MEAN AND INCLUDE ASBESTOS, POLYCHORINATED BIPHENYLS, PETROLEUM PRODUCTS AND ANY OTHER HAZARDOUS OR TOXIC MATERIALS, WASTES AND SUBSTANCES THAT ARE DEFINED AS SUCH IN ANY ENVIRONMENTAL LAW. SELLER MAKES NO REPRESENTATION AS TO THE CONDITION OR VALUE OF THE SUBJECT PROPERTIES. PURCHASER HEREBY WAIVES AND RELEASES SELLER OF AND FROM ANY CLAIMS, ACTIONS, CAUSES OF ACTION, DEMANDS, RIGHTS, LIABILITIES, OBLIGATIONS, DAMAGES, COSTS, EXPENSES OR COMPENSATION WHATSOEVER, DIRECT OR INDIRECT, KNOWN OR UNKNOWN, FORESEEN OR UNFORESEEN, THAT PURCHASER NOW HAS OR THAT MAY ARISE IN THE FUTURE ON ACCOUNT OF OR IN ANY WAY GROWING OUT OF OR IN CONNECTION WITH THE ECONOMIC, PHYSICAL OR ENVIRONMENTAL CONDITION OF THE SUBJECT PROPERTIES, OR ANY ENVIRONMENTAL LAW OR APPLICABLE REGULATION. THE PROVISIONS OF THIS SECTION 8.1 SHALL BE CONTAINED IN THE DEED TO BE DELIVERED TO PURCHASER AT CLOSING, SHALL SURVIVE CLOSING AND THE FUTURE TRANSFER OF ANY OR ALL OF THE SUBJECT PROPERTIES BY
PURCHASER.

     8.2 PURCHASER'S ADDITIONAL WAIVERS Purchaser agrees that Seller shall not be responsible or liable to Purchaser for any construction defects, errors, omissions, or on account of any other conditions affecting the Subject Properties as Purchaser is purchasing the Subject Properties AS IS, WHERE IS and WITH ALL FAULTS. Purchaser or anyone claiming, by, through or under Purchaser, hereby fully releases Seller, its employees, officers, directors, representatives and agents from any and all claims that it may now have or hereafter acquire against Seller, its employees, officers, directors, representatives and agents for any cost, loss, liability, damage, expense, demand, action or cause of action arising from or related to any construction defects, errors, omissions, or other conditions affecting the Subject Properties. Purchaser further acknowledges and agrees that this release shall be given full force and effect, according to each of its express terms and provisions, including, but not limited to, those relating to unknown and unsuspected claims, damages, and causes of action.

     8.3 MANAGEMENT OF PROPERTIES Seller agrees that it will continue to cause the Subject Properties to be managed and operated by Manager through the Closing in a manner consistent with the manner currently being practiced. Seller makes no representations and assumes no responsibility with respect to continued occupancy of the Real Property and Improvements or any part thereof by any tenant or tenants now in possession. Prior to the Closing, Seller shall be entitled, but not obligated, to enforce the rights under any Lease or any tenancy by litigation in any court- having jurisdiction over landlord and tenant matters. The removal by Seller of tenants that are in default under their leases shall not give rise to any claim on the part of Purchaser or affect this Contract in any manner whatsoever. After the Closing, Seller shall be entitled to collect arrearages due Seller prior to Closing under any Lease or any tenancy (i) by litigation in any court having jurisdiction over landlord and tenant matters, or (ii) in any other manner Seller may elect.

      8.4 MODIFICATION OR RENEWALS OF LEASES Seller will advise Purchaser of, any pending renewal or modification of an existing Lease or any proposed new lease of space in the Improvements, that is acceptable to Seller, in its sole and absolute discretion, and will provide to Purchaser written specifications ("Specifications") of certain terms and conditions with respect thereto, including, among other things, location of the leased premises, rental rate, term, options or renewals (if any), tenant improvement costs and leasing commissions. Purchaser shall have a period of five (5) business days after receipt of Seller's Specifications within which to approve or disapprove in writing such proposed modifications or renewal of an existing Lease or such proposed new lease for space in the Improvements. Notice to Seller of such approval or disapproval must be received by Seller within such five (5) business day period. If Purchaser so approves, then all costs incurred in connection with such renewal or extension of an existing Lease or such new lease, including, without limitation, tenant improvements and leasing commissions (collectively "Costs"), shall be the responsibility of Purchaser and Purchaser shall reimburse Seller at Closing for Costs reasonably incurred by Seller in connection therewith. If Purchaser fails to approve or disapprove within such five (5) business day period, Purchaser shall be deemed to have approved such proposed modification or renewal of the existing Lease or such proposed new Lease.

     If within such five (5) day period, Purchaser disapproves of any such renewal or extension of an existing Lease or a proposed new lease, Seller shall not enter into any of such agreements unless this Contract is terminated. Notwithstanding the provisions of this Section 8.4, any renewal, expansion or option granted to a tenant under an existing Lease shall not be subject to the provisions of this Section 8.4 and Purchaser shall accept the Subject Properties subject to such Lease, as so renewed, expanded or optioned, and shall assume all duties, obligations and liabilities under any and all agreements in relation to paying any Costs in connection therewith including, without imitation, reimbursing Seller at Closing for any Costs reasonably incurred. Purchaser's duties and obligations under this Section 8.4, including, without limitation, its obligations to pay all Costs, shall survive the Closing.

     Notwithstanding anything contained herein to the contrary, Seller shall at Closing either (i) provide evidence of the payment of, or (ii) apply as a credit to the Purchase Price the actual amount incurred or to be incurred less any amount actual paid by Seller with respect to any tenant improvements, moving expenses, and/or leasing commissions associated with the lease(s), renewal or expansion with tenants in the Subject Properties executed prior to the Effective Date of this Contract.

     8.5 PURCHASER'S REPRESENTATIONS AND WARRANTIES Purchaser makes the following representations and warranties, as of the date of execution of this Agreement and as of the Closing Date which shall survive Closing and conveyance of the Subject Properties to
Purchaser:

            (i) AUTHORITY.   Purchaser  is  a  corporation   duly
                formed, organized, existing and in good standing under the laws of the State of Texas; Purchaser has full legal right, power and authority to execute and fully perform its obligations under this Agreement, without the need for any further action under its governing instruments; and the persons executing this Agreement and the other documents required hereunder are the duly designated officers of Purchaser and are authorized to do so.

           (ii) INSPECTION. Purchaser has made, or will make prior to expiration of the Inspection Period, an independent investigation, to the extent Purchaser deems necessary or appropriate, concerning the physical condition, value, development, use, marketability, feasibility and suitability of the Subject Properties, including, without limitation, land use, zoning and other governmental restrictions.

          (iii) NO  OTHER  SELLER  REPRESENTATIONS.    Except
                as expressly set forth herein, Purchaser acknowledges that no representations or warranties, express or implied, have been made by Seller or Seller's representatives

     8.6 SELLER'S REPRESENTATIONS AND WARRANTIES. Seller makes the following representations and warranties, as of the date of execution of this Agreement and as of the Closing Date, which shall survive conveyance of the Subject Properties to Purchaser:

          (i) AUTHORITY. Seller is a corporation, duly formed, organized, existing and in good standing under the laws of the State of New Jersey; Seller has full legal right, power and authority to execute and fully perform its obligations under this Agreement, without the need for any further action under its governing instruments; and the persons executing this Agreement and the other documents required hereunder are the duly designated off officers of Seller and are authorized to do so.

          (ii) MARKETABLE TITLE. As of Closing, Seller will own the Personal Property free and clear of all liens, -claims, encumbrances, and rights of others, and will convey same to Purchaser. Seller is not a party to any contract agreement, or commitment to sell, convey, assign, transfer or otherwise dispose of any portion or portions of the Subject Properties.

         (iii) FIRPTA.    Seller is not a "foreign  person"
               (as defined in the Internal Revenue Code and Income Tax Regulations). The provisions of the Foreign Investment in Real Property Tax Act of 1980, as amended, are not applicable to the Sale.


                            ARTICLE 9


                             CLOSING

       9.1 DATE OF CLOSING The Closing hereunder shall take place at the offices of the Title Company at 9:00 a.m. The Closing shall be on or before five (5) days after the expiration of the Inspection Period.

      9.2 Delivery of Items At Closing By Seller At the Closing, Seller shall deliver or cause to be delivered to Purchaser and Purchaser shall accept and execute where indicated, each of the following items (if Purchaser's execution is required by the terms of such items):

          (a) special warranty deed, in the form attached hereto as Exhibit "C" and made a part hereof duly executed and acknowledged by Seller, conveying title in the Real Property and Improvements to Purchaser, subject to the Permitted Exceptions;

          (b) bill of sale in the form attached hereto as Exhibit "D" and made a part hereof duly executed and acknowledged by Seller, conveying to Purchaser the Personal Property, without warranty, subject to the Permitted Exceptions;

          (c)   an  assignment,  without  recourse  in  the  form
      attached as Exhibit "E" and made a part hereof, duly executed and acknowledged by Seller, assigning to Purchaser all of Seller's interest in (i) the Leases and security deposits (that are in Seller's or Manager's possession),
      (ii) those Miscellaneous Contracts Purchaser is assuming pursuant to Section 5.1(b) hereof, (iii) the warranties, guaranties, and bonds applicable to the Subject Properties and (iv) any and all outstanding tenant improvement contracts and/or capital contracts (collectively referred to herein as "TI Contracts") any and all rights to use the names "Cherokee Building" and the "Centennial Woodford Mews Building

          (d) transfer of all security deposits in the form of letters of credits that are in Seller's possession;

          (e) a letter in the form attached as Exhibit "F" and made a part hereof to be addressed to each tenant under the Leases advising such tenant that the Subject Properties have been sold to Purchaser and that Purchaser has assumed the obligation to refund such tenant's security deposit in accordance with such Lease, with the exact amount of the deposit specified for such tenant;

          (f) executed originals of all Leases or occupancy agreements and security deposits of tenants (the security deposits shall be transferred to Purchaser by separate check issued from the Manager's account), that are in possession of Manager or Seller, relating to all or any part of the Subject Properties;

          (g) all keys to all locks on the Subject Properties in possession of Seller;

          (h)    copies of Miscellaneous Contracts, TI Contracts,
      Leases in Seller's possession, assigned to Purchaser;

          (i)    a  certification in the form attached as Exhibit
      "G" and made a part hereof executed by Seller containing the following:

             (i)     the  Seller's  U.S. Taxpayer  Identification
                     Number;

             (ii)    the business address of Seller; and

             (iii) a statement that Seller is not a foreign person within the meaning of Sections 1445 and 7701 of the Internal Revenue Code ("IRC") (i.e., Seller is not a nonresident alien, foreign corporation, foreign partnership, foreign trust or foreign estate as those terms are defined in the IRC and applicable
                     Income Tax Regulations);

          (j) a Seller's Affidavit of Title in the form attached as Exhibit "H" and made a part hereof executed by the Seller; and

          (k) deliver to Purchaser such evidence or documents as may be required by the Purchaser or the Title Company evidencing the status and capacity of Seller and the authority of the person or persons who are executing the various documents on behalf of the Seller in connection with the sale of the Subject Properties.

     9.3  Delivery  of  Items  at Closing  By  Purchaser  At  the
Closing, Purchaser shall:

          (a) deliver to Seller the Purchase Price, allowable prorations and similar items;

          (b) deliver to Seller such evidence or documents as may be required by the Seller or the Title Company evidencing the status and capacity of Purchaser and the authority of the person or persons who are executing the various documents on behalf of Purchaser in connection with the acquisition of the Subject Properties;

          (c) join Seller in the execution of the document described in 9.2(c) above, which document shall include an assumption agreement wherein Purchaser assumes any and all liabilities or obligations of Seller under Sections 8.1 and
      8.2 hereof, the Leases, tenants' security deposits, Miscellaneous Contracts TI Contracts and any other agreements, contracts, licenses or permits assigned to Purchaser by Seller and agrees to indemnify and hold Seller harmless from any claims and expenses arising after Closing, (including, without limitation, reasonable attorneys' fees) in relation to such matters, items or documents; and

          (d) join Seller in the execution of the documents described in items 9.2(b), 9.2(e) above, and the execution of closing statements as may be prepared by the Seller and/or Title Company.

     9.4 Prorations At the Closing, the following items shall be adjusted and prorated between Seller and Purchaser on a per diem basis as of 12:01 A.M. on the day of Closing:

          (a) Rents and other charges payable under the Leases. For purposes hereof, all rents and other charges payable under the Leases for the calendar month in which the Closing occurs shall be prorated on the basis of sums actually collected by Seller prior to the Closing. All rent collections prior to the Closing shall be first applied to arrears for prior months, with any balance to be applied to current monthly charges. From and after Closing, all rent collections shall be first applied to current monthly charges, with the balance, -if any, to be applied to arrears for prior months. After the Closing, Purchaser shall have a duty and obligation to Seller to remit such unpaid rents and other charges to Seller when collected by Purchaser. Purchaser shall use reasonable efforts to collect any such unpaid rents or other charges in arrears. The provisions of this Section 9.4(a) shall survive the Closing.

           (b) Payments under the Miscellaneous Contracts assumed by Purchaser on the basis of the actual payments owed thereunder. If the actual payments owed under the Miscellaneous Contracts are not known at the Closing, the proration of such payments shall be made on the basis of the best evidence then available, which proration shall be final.

           (c) Real estate, ad valorem and personal property taxes, sewer rents and charges, and other state, county and municipal taxes, charges and assessments (special or otherwise) which may be paid in installments shall be prorated on the basis of the calendar year for which the same are levied, imposed or assessed (i.e. real estate taxes imposed on the calendar year 01/01/96 to 12/31/96). Tax bills are sent out in June and December. Therefore, the second-half real estate tax prorations shall be calculated on the 1995 second half tax bills. All tax prorations shall be final at Closing. Seller shall pay regular installments of special assessments that have become due prior to the Closing. All installments of special assessments or portions due on or after the Closing shall be assumed and paid by Purchaser.

           (d) Charges for water, electricity, gas and other utilities. The consumption of all water, electricity, gas and other utilities is measured by meter, and Seller shall furnish a current reading of each meter at the Closing, which readings shall have been made either as of midnight on the day prior to the Closing or as close to the Closing as reasonably possible, and in any event Seller shall be responsible for paying charges therefor to midnight on the day prior to the Closing or submitting proof that such charges were previously paid. In the event meter readings current as of midnight on the day prior to the Closing are not available at Closing, then Seller shall pay at Closing the charges to the date of the most recent reading or submit proof that such charges were previously paid, and the parties further agree to notify the utility companies to read the meters as soon as possible after Closing and adjust and prorate such utility charges when the actual readings are available.

      9.5  Errors  and  Omissions   Any errors and  omissions  in
computing apportionments at Closing shall be promptly corrected, which obligation survives the Closing.


      9.6 purchaser's Costs At Closing, Purchaser shall pay for the following:

            (i) the premium charges and surcharges for an owner's title policy, and endorsement, if any, to be issued to Purchaser;

            (ii) all escrow fees and any and all other title related fees charged by the Title Company;

            (iii) costs of recording all documents delivered by Seller to
                  Purchaser or by Purchaser to Seller at the Closing;

            (iv)  the attorneys' fees of Purchaser's counsel in connection
                  with   or   relating   to the transactions contemplated by
                  this Contract;

            (v) all deed stamps, intangible taxes and other transfer taxes including but not limited to the County and States taxes (Grantor's and State recordation taxes);


            (vi)  any  updated/revisions/recertification  to Survey;

           (vii) mortgage, conveyance and tax certificate fees charged by the Title Company; and

          (viii) any other expenses not expressly stipulated herein as expenses to be paid by Seller.

     9.7 SELLER'S COSTS At Closing, Seller shall pay for the following:

               (i)   the cost of the Survey;

                           (ii)   the attorney's fees of Seller's
                     counsel  in  connection with or relating  to
                     the   transactions  contemplated   by   this
                     Contract; and

               (iii) the title commitment charges, if any.



                           ARTICLE 10

                     REAL ESTATE COMMISSION

      10.1 COMMISSIONS Seller and Purchaser hereby covenant and agree one with the other that no real estate commissions, finders' fees or brokers' fees have been or will be incurred in connection with this Contract or the transactions contemplated hereby,- except as specified in this Section 10.1. A commission ("Commission") in the amount of Three Hundred Seventeen Thousand Two Hundred Thirty and No/100 Dollars ($317,230.00) shall be payable by Seller to Barnes, Morris, Pardoe & Foster, Inc. 1420 Spring Hill Road, Suite 200, Mc Lean, Virginia 22102 ("Broker") at Closing if and when Closing occurs. Broker hereby indemnifies and holds Seller and Purchaser harmless, from and against any claims, causes of action or liabilities, including, without limitation, reasonable attorneys' fees and court costs, that may be incurred with respect to any claim for other real estate commissions, brokers' fees or finders' fees relative to this Contract. The provisions of Section
10.1 shall survive the Closing or termination of this Contract.

      10.2 BROKER INDEMNIFICATIONS By executing this Contract, Broker agrees that if for any reason whatsoever (including, without limitation, the act or default of the Purchaser or Seller hereunder or the unavailability or uninsurability of the title to the Subject Properties) the Closing should not occur or this Contract should be canceled or terminated by Seller or Purchaser, then Seller shall be released and the Broker hereby releases Seller, from any and all liability, claim or cause of action whatsoever, and the Commission shall not be due or payable to Broker. The Commission, if any, shall be the sole compensation paid to Broker. Broker shall not be entitled to reimbursement for any expenses or any other obligations Broker incurs in relation to or in connection with the performance of its services in relation to this Contract. Upon payment of the Commission, if any, to Broker, Seller shall have no further duty or obligation to Broker and payment of such Commission, if any, by Seller shall release Seller as of such date from any and all claims Broker may have against Seller relating to the Subject Properties whether known or unknown and whether past, present or future.


                           ARTICLE 11


                        REMEDIES OF DEFAULT

     11.1 TERMINATION OF CONTRACT BY PURCHASER If this Contract is terminated by Purchaser in accordance with any one or more Sections hereof that entitle Purchaser to terminate this Contract, then the Earnest Money shall be paid to Seller by the Title Company, (unless otherwise specifically stated herein) and no party hereto shall have any further obligations to any other hereunder, except for Purchaser's obligations and liabilities under Section 6.1 hereof.

     11.2 PURCHASER'S DEFAULT If the Purchaser fails or refuses to consummate the purchase of the Subject Properties for any reason other than Seller's failure to tender performance of Seller's obligations hereunder, or termination of the Contract pursuant to a right granted to Purchaser hereunder to do so, then the Earnest Money shall be paid to the Seller by the Title Company as liquidated damages. Such amount is agreed upon by and between Seller and Purchaser as liquidated damages due to the difficulty and inconvenience of ascertaining and measuring actual damages and the uncertainty thereof; and no other damages, rights or remedies (except as provided in Section 6.1 hereof) shall in any case be collectible, enforceable or available to Seller, but Seller shall accept said cash payments as Seller's total damages and relief.

     11.3 SELLER'S DEFAULT In the event of Seller's default hereunder, this Contract shall be terminated, the Earnest Money shall be returned to Purchaser by the Title Company and as its sole remedy Purchaser may receive from Seller the sum of $100,000.00 as liquidated damages. Such amount is agreed upon by and between Seller and Purchaser as liquidated damages due to the difficulty and inconvenience of ascertaining and measuring actual damages and the uncertainty thereof; and no other damages, rights or remedies shall in any case be collectible, enforceable or available to Purchaser, but Purchaser shall accept said cash payment as Purchaser's total damages and relief.


                           ARTICLE 12


                          MISCELLANEOUS

     12.1 NOTICES All notices, demands, consents, or other communications of any type (collectively "Notices") given by Seller to Purchaser or by Purchaser to Seller whether required by this Contract or in any way related to any of the transactions contracted for herein shall be void and of no effect unless given in accordance with the provisions of this Section 12.1. All notices shall be in writing and shall be delivered to the person to whom the notice is directed, either in person or by United States Mail1 as a registered or certified item, return receipt requested. Notices may also be sent by facsimile transmission ("fax") or overnight mail. Notices delivered by mail shall be effective three (3) days after deposited in a post office or with respect to an overnight service, effective as of the day designated for receipt, other proper depository, as the case may be, under the care or custody of the United States Postal Service or other carrier, as the case may be, enclosed in a wrapper with the proper postage affixed and addressed, if to the Purchaser, as follows:


                    The Parkway Company
                    188 East Capital Street, Suite 300
                    Jackson, Mississippi 39201
                    Attn: James Ingram
                    Phone:     (601) 948-4091
                    Fax:  (601) 949-4077

with a copy to:     Steven Hendrix, Esq.
                    Forman Perry
                    188 East Capital Street, Suite 1200
                    Jackson, Mississippi 39201
                    Phone: (601) 960-8603
                    Fax:   (601) 960-8609

and addressed, if to the Seller, as follows:

                    Nora E. Miller
                    MBL Life Assurance Corporation
                    520 Broad Street
                    Real Estate Investment Division
                    Newark, New Jersey  07102-3111
                    Phone: (201) 481-8425
                    Fax:  (201) 268-4332

with a copy to:     Hilary A. Kruce, Esq.

                    MBL Life Assurance Corporation
                    520 Broad Street
                    Law Department
                    Newark, New Jersey  07102-3111
                    Phone: (201)481-8550
                    Fax:  (201) 268-4335

Any party hereto may change the address or contact for notice specified above by giving the other party ten (10) days advance written notice of such change of address or contact.

     12.2 EFFECTIVE DATE This Contract may be executed in multiple counterparts on the respective dates set forth below, each of which shall constitute an original, but which together shall constitute but one Contract. Execution by Purchaser hereof shall constitute an offer by Purchaser to Seller to purchase the Subject Properties for the price and on and subject to the terms and conditions herein set forth, which offer shall automatically terminate and be of no force or effect unless Seller shall execute and return to Purchaser one (1) fully executed counterpart of this Contract within ten (10) business days after Seller's receipt of the Contracts. Notwithstanding the above and Article 3 hereof, the date of execution hereof by Seller shall be the effective date of this Contract (the "Effective Date")

     12.3 ASSIGNMENT This Contract may not be assigned by Purchaser, provided, however, Purchaser shall have the right to sell, assign or transfer its right, title and interest in this contract to an entity in which Purchaser holds of record and beneficially at least a fifty-one percent (51%) interest and that is at all times under the "control" of Purchaser. The term "control", for the purposes of this Section 12.3, shall mean possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of an entity1 whether through the ownership of voting securities, by contract or otherwise. Notwithstanding the above, Purchaser's right to assign or transfer shall be contingent upon Purchaser providing to Seller, at least five (5) business days prior to the Closing, the name of the proposed assignee, the address to which Purchaser requests rents to be forwarded post Closing for completion of the Notice to Tenants attached as Exhibit "J" hereto, and any other information that Seller may require in relation to such proposed assignment.

     12.4 LAWS This Contract shall be construed and interpreted in accordance with the laws of the State of Virginia and the obligations of the parties hereto are and shall be performable in the county wherein the Subject Properties are located. Where required for proper interpretation, words in the singular shall include the plural; the masculine gender shall include the neuter and feminine, and vice versa.

     12.5 MODIFICATION This Contract may not be modified or amended, except by an agreement in writing signed by Seller and Purchaser. Seller and Purchaser may waive any of the conditions contained herein or any of the obligations of the other hereunder, but any such waiver shall be effective only if in writing and signed by the party waiving such conditions or obligations.

     12.6 AUTHORITY Each person executing this Contract warrants and represents that he is fully authorized to do so.

     12.7 TIMES AND DATES TIME IS OF THE ESSENCE IN THIS CONTRACT and all times and dates shall be in accordance with Newark, New
Jersey Time.

     12.8 DESCRIPTIVE HEADINGS The descriptive headings of the several Articles, Sections and paragraphs contained in this Contract are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

     12.9 ENTIRE CONTRACT This Contract, including the Exhibits hereto and the Submission Items, constitutes the entire agreement among the parties, whether written or oral, pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings of the parties in connection therewith. No representation1 warranty, covenant, agreement or condition not expressed in this Contract shall be binding upon the parties hereto or shall affect or be effective to interpret, change or restrict the provisions of this Contract unless the parties have complied with the terms of Section 12.5 hereof.

     12.10 CONSTRUCTION This Contract shall not be construed more strongly against any party regardless of who was more responsible for its preparation.

     12.11 NON-RECORDABLE This Contract, a memorandum of this Contract, an interest in ownership of the Subject Properties or any other document that would constitute an exception to Seller's title shall not be recorded and the provisions hereof shall not constitute a lien on the Subject Properties.

     12.12 THIRD-PARTY BENEFICIARY It is specifically understood and agreed that no person or other entity shall be a third-party beneficiary hereunder, and that none of the provisions of this Contract shall be for the benefit of or be enforceable by anyone other than the parties hereto, and that only the parties hereto shall have any rights hereunder.

     12.13 LEGAL RELATIONSHIP Nothing herein shall be construed as to constitute or establish any type of joint venture, partnership, or any other type of legal relationship between the parties other than the vendor-vendee relationship established hereby between Seller and Purchaser.

     12.14 CONTEMPLATION OF CLOSING If Purchaser closes the sale contemplated herein, Purchaser shall be conclusively deemed to have waived any breach or default by Seller of any covenant, representation or warranty under this Contract (but not under any of the documents executed at Closing that shall thereafter continue to be effective in accordance with their terms).

     12.15 RETURN OF DOCUMENTS Upon termination of this Contract for any reason by Purchaser or Seller, Purchaser shall have the obligation to return all documents and copies thereof (including the Survey) and any other information or documentation resulting from Purchaser's inspections, to Seller. Neither Seller nor the Title Company shall have any obligation to return the last Five Thousand and No/100 Dollars ($5,000.00) of the Earnest Money to Purchaser upon any permitted termination of this Contract by Purchaser until all of such documents and copies thereof (including the Survey) have been returned to Seller.

     12.16 EFFECT OF HOLIDAYS In the event any date specified or computed under this Contract for the performance of an obligation by either Seller or Purchaser, or for the occurrence of any event provided for herein, shall be a Saturday, Sunday or "recognized holiday" (defined for purposes hereof as any holiday observed by federal law), then the date for such performance or occurrence shall be automatically extended to the next calendar day which is not a Saturday, Sunday or recognized holiday.

     12.17 COMPLETION OF DOCUMENTS Seller and Purchaser understands and agrees that the forms of closing documents which are attached as exhibits hereto may have to be modified in order to be made appropriate for the transaction contemplated herein.
It is anticipated by the parties that such modifications will consist of inserting appropriate information in the blanks contained in the forms of closing documents attached as exhibits hereto. Seller and Purchaser agree that any such changes will be mutually agreed upon by Seller and Purchaser.

EXECUTED on this 10th day of June, 1996, by Purchaser.

                           THE PARKWAY COMPANY
                           By:     James M. Ingram
                           Name:   James M. Ingram
                           Title:  Vice President

EXECUTED on this 10th day of June, 1996, by Purchaser.

                           THE PARKWAY COMPANY
                           By:     Steven G. Rogers
                           Name:   Steven G. Rogers
                           Title:  President

EXECUTED on this 11th day of June, 1996, by Seller.

                           MBL LIFE ASSURANCE CORPORATION
                           By:     Michael S. Ryan
                           Name:   Michael S. Ryan
                           Title:  Senior Vice President

     The Contract has been received by the Title Company this 12th day of June, 1996. By its execution of this Contract, below, the Title Company agrees to be bound by the terms hereof to the extent that the Contract imposes duties upon the Title Company, and subject to the attached general conditions of escrow.

                           CHICAGO TITLE INSURANCE COMPANY
                           By:     R. Eric Taylor
                           Name:   R. Eric Taylor
                           Title:  Commercial Counsel

Broker   executes  this  Contract  solely  for  the  purpose   of
confirming and agreeing to the terms of Article 10 hereof.

                           BARNES, MORRIS, PARDOE & FOSTER, INC.
                           By:     Martin J. Ryan
                           Name:   Martin J. Ryan
                           Title:  Senior Vice President